   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999

                           REGISTRATION NO. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ----------


                              ARMOR HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                                                    59-3392443
(State or other jurisdiction of Incorporation)                                 (I.R.S. Employer Identification No.)

                          13386 INTERNATIONAL PARKWAY
                             JACKSONVILLE, FL 32218
             (Address of Principal Executive Offices and Zip Code)


                              ARMOR HOLDINGS, INC.
                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

                              ARMOR HOLDINGS, INC.
                     AMENDED AND RESTATED 1996 NON-EMPLOYEE
                          DIRECTORS STOCK OPTION PLAN

                              ARMOR HOLDINGS, INC.
                    1996 PLAN FOR THE GRANT OF STOCK OPTIONS
                              TO EXECUTIVE OFFICER
                              (Full Title of Plan)

                                 ------------

                               WARREN B. KANDERS
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                              ARMOR HOLDINGS, INC.
                          13386 INTERNATIONAL PARKWAY
                             JACKSONVILLE, FL 32218
                                 (904) 741-5402
 (Name, address and telephone number, including area code, of agent for service)

                                With a copy to:

                               KANE KESSLER, P.C.
                          1350 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 541-6222
                         ATTN: ROBERT L. LAWRENCE, ESQ.

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.


                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================

                                                                                      PROPOSED
                                                                PROPOSED               MAXIMUM
                                                                 MAXIMUM              AGGREGATE            AMOUNT OF
   TITLE OF SECURITIES TO            AMOUNT TO BE            OFFERING PRICE        OFFERING PRICE2       REGISTRATION
        BE REGISTERED                REGISTERED1               PER SHARE2                                     FEE
Common Stock, par value
$.01 per share                     2,224,000 shares             $10.575          $23,519,084               $6,538.40
============================= ==========================  ===================== =====================  =================

--------
     1 The Amended and Restated 1996 Stock Option Plan (the "1996 Plan") authorizes the issuance of a maximum of 1,750,000 shares of Common Stock which are reserved for issuance pursuant to the grant of stock based awards under the 1996 Plan. The Amended and Restated 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan") authorizes the issuance of a maximum of 450,000 shares of Common Stock which are reserved for issuance pursuant to the grant of stock based awards under the Directors Plan. Armor Holdings, Inc. also authorized the issuance of 24,000 shares of Common Stock to an executive of Armor Holdings, Inc. (the "Executive Plan") which are reserved for issuance pursuant to the grant of stock options under such Executive Plan.

     2 Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon (i) the average exercise price relating to approximately 1,220,500 outstanding options granted under the plans for which the underlying shares of Common Stock have not previously been registered, which is $8.53, and
(ii) with respect to 1,003,500 shares available for grant under the plans, a price of $13.0625 (the average of the high and low price of the Registrant's Common Stock as reported on the American Stock Exchange on January 21, 1999.

                                EXPLANATORY NOTE
                                ----------------

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 and Form S-3 pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Form S-8 portion of this Registration Statement will be used for offers of shares of Common Stock (the "Common Stock") of Armor Holdings, Inc., a Delaware corporation (the "Company" or the "Registrant"), pursuant to each of the Plan and the Directors Plan. In accordance with the Note to Part I of Form S-8, the information specified by
Part I for Form S-8 has been omitted from this Registration Statement. Shares of the Company's Common Stock covered by this Registration Statement also may be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this Registration Statement. The Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of
Part I of Form S-3 and will be used for reofferings or resales of shares of the Common Stock of the Company which are deemed to be control securities, which have been acquired or will be acquired by control persons, pursuant to the Plan or the Directors Plan. A Cross Reference Sheet is provided for such Prospectus.

                              ARMOR HOLDINGS, INC.
                              --------------------

         CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501(B)


Form S-3 Item Number and Caption                                            Location in Prospectus
--------------------------------                                            ----------------------
1.       Forepart of Registration Statement and Outside Front
         Cover of Prospectus............................................... Outside Front Cover
2.       Inside Front and Outside Back Cover Pages of                       Inside Front and Outside
         Prospectus........................................................ Back Cover Page
3.       Summary Information, Risk Factors and Ratio of
         Earnings to Fixed Charges......................................... Risk Factors
4.       Use of Proceeds................................................... Use of Proceeds
5.       Determination of Offering Price                                    *
6.       Dilution.......................................................... *
7.       Selling Security Holders.......................................... Selling Stockholders
                                                                            Front Cover Page; Plan of
8.       Plan of Distribution.............................................. Distribution
9.       Description of Securities to be registered........................ *
10.      Interests of Named Experts and Counsel............................ *
11.      Material Changes.................................................. The Company
12.      Incorporation of Certain Information                               Incorporation of Documents
         by Reference...................................................... by Reference
13.      Disclosure of Commission Position of
         Indemnification for Securities Act
         Liabilities....................................................... *

----------------------------

*        Not applicable or answer is in the negative.

                               REOFFER PROSPECTUS
                              ARMOR HOLDINGS, INC.
                        2,224,000 SHARES OF COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

         This Prospectus may be used by certain persons (the "Selling Stockholders") who may be deemed to be affiliates of Armor Holdings, Inc., a Delaware corporation (the "Company" or the Registrant"), to sell a maximum of 2,224,000 shares of the Company's Common Stock (the "Common Stock"), $0.01 par value per share (the "Shares"), which will be purchased or acquired by the Selling Stockholders pursuant to the Armor Holdings, Inc. Amended and Restated 1996 Stock Option Plan (the "1996 Plan"), the Armor Holdings, Inc. Amended and Restated 1996 Non-Employee Directors Stock Option Plan (the
"Directors Plan"), and the grant of options to purchase 24,000 shares of Common Stock to an executive of the Company (the "Executive Plan" collectively with the 1996 Plan and the Directors Plan, the "Plans").

         All or a portion of the Shares offered hereby may be offered for sale, from time to time, on the American Stock Exchange, or otherwise, at prices and terms then obtainable. All brokers' commissions or discounts will be paid by the Selling Stockholders. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. See "Plan of Distribution." The Company will receive none of the proceeds of this offering, although the Company will receive cash upon the sale of stock to the Selling Stockholders under the Plan. See "Use of Proceeds." All expenses incurred in connection with the preparation and filing of this Prospectus and the related Registration Statement are being borne by the Company. See "Expenses."

         SEE "RISK FACTORS" ON PAGE 6 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS.

         The Company's Common Stock is listed on the American Stock Exchange. On January 21, 1999, the closing price of the Company's Common Stock was $13 per share.

                                --------------

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ---------------

                The date of this Prospectus is January 22, 1999.

         No person is authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the specific registered securities to which it relates or an offer or solicitation with respect to those securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                  -----------

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at the prescribed rates. In addition, similar information can be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov.

         This Prospectus omits certain of the information contained in the Registration Statement of which this Prospectus is a part (the "Registration Statement"), covering the Common Stock, which pursuant to the Securities Act is on file with the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the Registration Statement. The Registration Statement and the Exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

         1. The Company's description of the Common Stock contained in the Company's Registration Statement on Form 8-A (Reg. No. 1-11667), pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         2. The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1997.

         3. The Company's Quarterly Reports on Form 10-Q for each of the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

         4. Definitive Proxy Statement dated May 4, 1998, relating to the annual meeting of stockholders held on June 10, 1998.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock shall be deemed to be incorporated in and made a part of this Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company hereby undertakes to provide without charge to each person, including any beneficial owner of the Common Stock, to whom this Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to the Company's corporate secretary, c/o Armor Holdings, Inc., 13386 International Parkway, Jacksonville, FL 32218 (904) 741-5400.

                                  THE COMPANY

GENERAL

                 Armor Holdings, Inc., a Delaware corporation (the "Company") is a leading provider of effective security solutions to the increasing level of security threats encountered by domestic and foreign law enforcement personnel, governmental agencies and multi-national corporations. These solutions include a broad range of high quality branded manufactured products such as ballistic resistant vests and tactical armor, bomb disposal equipment, less-than-lethal munitions and anti-riot products marketed under brand names such as American Body Armor, Defense Technology(TM) and First Defense(R), and sophisticated security planning, advisory and management services, including the provision of highly trained, multi-lingual and experienced security personnel in violent and unstable areas of the world.

                 Founded in 1969 as American Body Armor & Equipment, Inc., the Company until recently was primarily a manufacturer of armored products such as ballistic resistant vests and tactical armor. In May 1992, the Company filed for relief under Chapter 11 of the United States Bankruptcy Code. The bankruptcy filing was the result of a general decline in the Company's operations, which included significant operating losses in 1989 and 1991, and the inability to collect a $1.5 million receivable related to the shipment of vests to a Middle East customer in April 1991. The Company emerged from bankruptcy protection effective September 20, 1993, upon confirmation by the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, of the Company's Third Amended and Restated Plan of Reorganization.

                 On January 18, 1996, the Company underwent a change in control in connection with the purchase by Kanders Florida Holdings, Inc., a Delaware corporation ("Kanders") and certain other investors of all of the capital stock of the Company owned by Clark Schwebel, Inc. and Hexcel Corporation, both suppliers of raw materials to the Company. Since Kanders acquired its interest in the Company, the Company has pursued a strategy of growth through acquisition of businesses and assets within the security industry. Through such acquisitions and the expansion of its existing businesses, the Company seeks to: (i) offer superior customer service through a comprehensive portfolio of security products and services; (ii) capitalize on its growing, diversified, global and institutional client base; (iii) promote brand development through the quality of its manufactured products, superior training and customer service; and (iv) maximize profitability and operational efficiencies. The Company believes that further growth will be generated by the leverage of its distribution network and client base as well as expansion into new areas.

                 The Company believes that governmental and international agencies and multi-national corporations will continue to face significant threats of violent criminal and hostile activity, terrorism and civil disturbances. The Company therefore expects demand for its security products and services to increase as these entities anticipate, mitigate and react to perceived or actual security threats worldwide.

                 From January 18, 1996 through January 11, 1999, the Company has consummated the following transactions: Asmara Limited, CDR International Limited, the law enforcement division of Mace Security International, Inc., including the Federal Laboratories Division, Alarm Protection

Services, Inc., Pro-Tech Armored Products of Massachusetts, Inc., Low Voltage Systems Technology, Inc., DSL Group Limited, Gorandel Trading Limited, Supercraft (Europe) Limited, Defense Technology Corporation of America and NIK Public Safety, Inc. The Company is continuing to pursue other acquisition opportunities. In addition, the Company in 1997 established a holding company structure to facilitate management of its growth and completed a public offering of 4,000,000 primary shares of its common stock, $0.01 par value per share.

                                     * * *

         The Company's principal executive offices are located at 13386 International Parkway, Jacksonville, FL 32218, (904) 741-5400.

                                  RISK FACTORS

                  Prospective purchasers of the Common Stock should consider carefully the following risk factors relating to the offering and the business of the Company, together with the information and financial data set forth elsewhere in this Prospectus, prior to making an investment decision. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "management believes," "the Company believes" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Certain of these risks are described below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

RISKS ASSOCIATED WITH FUTURE ACQUISITIONS

                  A key element of the Company's growth strategy is the acquisition of businesses and assets that will complement its current businesses. There can be no assurance that the Company will be able to identify attractive acquisition opportunities, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. In addition, there can be no assurance that the Company will be successful in integrating acquired businesses into its existing operations or that such integration will not result in unanticipated liabilities or unforeseen operational difficulties, which may be material, or require a disproportionate amount of management's attention. Such acquisitions may result in the Company incurring additional indebtedness or issuing preferred stock or additional Common Stock. There can be no assurance that competition for acquisition opportunities in the industry will not escalate, thereby increasing the cost to the Company of making acquisitions or causing the Company to refrain from making further acquisitions. In addition, the terms and conditions of the Company's credit facility with Barnett Bank, N.A. (the "Credit Facility") impose, and the terms and conditions of future debt instruments may impose, restrictions on the Company that, among other things, restrict the Company's ability to make acquisitions.

RISKS ASSOCIATED WITH MANAGING A GROWING BUSINESS

                  The Company has rapidly expanded its operations, and this growth has placed significant demands on its management, administrative, operating and financial resources. The continued growth of the Company's customer base, the types of services offered and the geographic markets served can be expected to continue to place a significant strain on the Company's resources. In addition, personnel qualified both in the provision of the Company's security services and the marketing of such services are difficult to identify and hire. The Company's future performance and profitability will depend in large part on its ability to attract and retain additional management and other key personnel, its ability to implement successfully enhancements to its management systems and its ability to adapt those systems, as necessary, to respond to growth in its business. No assurance can be made that the Company will be able to hire such qualified persons as and when required.

INHERENT RISKS OF CERTAIN PRODUCTS SOLD BY THE COMPANY

                  The products manufactured by the Company are used in applications where the failure of such products to perform as expected, or the failure to use such products properly, could result in serious bodily injury or death. These products include body armor designed to protect against ballistic and sharp instrument penetration, and less-than-lethal and anti-riot products such as pepper sprays, distraction devices, and flameless expulsion grenades. The Company and Defense Technology Corporation ("DTC"), among other parties, have been named as defendants in product liability lawsuits claiming damages for, among other things, wrongful death resulting from the use by law enforcement officers of less-than-lethal products sold by Defense Technology Corporation of America ("DTCoA"). The Company is aware of claims, including claims against DTCoA, of permanent physical injury and death caused by self-defense sprays and other munitions intended to be less-than-lethal. The Company is also aware that the U.S. Justice Department is studying the role that self-defense pepper sprays may have had in the deaths of suspects sprayed by law enforcement personnel. In addition, the manufacture and sale of certain less-than-lethal products may be the subject of product liability claims in the event that such products do not perform in the manner in which they are intended to perform.

INHERENT RISKS OF SERVICES PROVIDED BY THE COMPANY

                  The Company provides security services through DSL Group Limited ("DSL"). These services are most in demand in areas of the world encountering high levels of violence, unstable or chaotic political environments and little or no effective local law enforcement authorities. As a result, DSL's management and employees are often located in highly unsafe and unstable environments, such as Africa, South America and Central Asia. Under certain circumstances, the Company supplements its own personnel with local police or military who are not legally under the control and supervision of the Company. This lack of direct control may limit the Company's effectiveness without insulating the Company from liability claims based on the actions of these personnel. In addition, murders, kidnappings and attacks on facilities and installations are endemic in the locations in which DSL operates. There can be no assurance that lawsuits alleging negligence in the provision of security services and seeking substantial amounts in damages will not be brought in the future, or that any such lawsuit would not be successful and have a material adverse effect on the Company's financial condition and results of operations.

RISKS OF PRODUCT LIABILITY

                  The failure of the Company's products to perform as intended could result in serious injury or death and give rise to product liability claims against the Company. There can be no assurance that the Company's product liability insurance coverage will be sufficient to cover the payment of any potential claim. In addition, there can be no assurance that insurance coverage will continue to be available or, if available, that the Company will be able to obtain it at a reasonable cost. Any substantial uninsured loss would have to be paid out of the assets of the Company and would have a material adverse effect on the Company's financial condition. In addition, the lack of product liability coverage would prohibit the Company from bidding for orders for certain municipal customers which require such coverage. Any such lack of coverage would have a material adverse effect on the Company's financial condition and results of operations.

RISKS OF CONDUCTING INTERNATIONAL OPERATIONS

                  The Company has operations and assets in many parts of Africa, South America, Southeast Asia, Central Asia, the Balkans and Russia. In addition, the Company sells its products and services in other foreign countries and is seeking to increase its level of international business activity. Accordingly, the Company is subject to various risks, including U.S.-imposed embargoes of sales to specific countries, foreign import controls and foreign currency restrictions, which may be arbitrarily imposed and enforced, exchange rate fluctuations, expropriation of assets, war, civil uprisings and riots, government instability and legal systems of decrees, laws, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied. The Company may be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. There can be no assurance that such risks will not result in a loss of business or other unexpected costs which could have a material adverse effect on the Company's financial condition and results of operations. Since DSL routinely operates in areas where local government policies regarding foreign entities and the local tax and legal regimes are often uncertain, poorly administered and in a state of flux, it is difficult to assure that the Company is in compliance with all relevant local laws and taxes at any given point in time. A subsequent determination that the Company failed to comply with relevant local laws and taxes could have a material adverse effect on the Company's financial condition and results of operations.

GOVERNMENT REGULATION

                  The Company is subject to federal licensing requirements with respect to the sale in foreign countries of certain of its products. In addition, the Company is obligated to comply with a variety of federal, state and local regulations governing certain aspects of its operations and the workplace, including regulations promulgated by, among others, the U.S. Departments of Commerce, State and Transportation, the U.S. Environmental Protection Agency and the U.S. Bureau of Alcohol, Tobacco and Firearms.

                  The Company is subject to various federal, state and local environmental laws, regulations and ordinances governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of hazardous substances and wastes. The Company uses a variety of hazardous chemicals in connection with the manufacture of certain of its less-than-lethal products, including tear gas. Current conditions and future events, such as changes in existing laws and regulations, may give rise to additional compliance costs that could have a material adverse effect on the Company's business, financial condition or results of operations. Furthermore, if a release of hazardous substances occurs on or from the Company's properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of the Company's properties, the Company may be held liable and the amount of such liability could be material.

                  The Company, like other companies operating internationally, is subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials by U.S. and other business entities. DSL operates in countries known to experience endemic corruption. The Company's extensive operations in such countries creates the risk of an unauthorized payment by an employee or agent of the Company which would be in violation of various laws including the Foreign Corrupt Practices Act. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties which could have an adverse effect on the Company's financial condition and results of operations.

BUDGET CONSIDERATIONS

                  Customers for the Company's products include law enforcement and governmental agencies. Budgetary allocations for law enforcement are dependent, in part, upon government tax revenues and budgetary constraints, which fluctuate from time to time. Many domestic and foreign government agencies have experienced budget deficits that have led to decreased expenditures in certain areas. The Company's results of operations may be subject to substantial period-to-period fluctuations as a result of these and other factors affecting capital spending. A reduction of funding for law enforcement could materially and adversely affect the Company's business, financial condition and results of operations.

COMPETITION

                  The Company's business is highly competitive in all product and service lines. The Company's competitors may have significantly greater financial resources, larger facilities and operations and depth and experience of personnel as well as more recognizable trademarks for products similar to those sold by the Company. In addition, the Company's competitors may develop or improve their products, in which event the Company's products may be rendered obsolete or less marketable. The security services industry is extremely competitive and highly fragmented. The Company expects that the level of competition will increase in the future. There can be no assurance that the Company will be able to continue to compete successfully.

INFLUENCE OF SIGNIFICANT STOCKHOLDERS

                  Warren B. Kanders, in his capacity as the sole stockholder of Kanders Florida Holdings, Inc. ("Kanders"), may be deemed to be the beneficial owner of approximately 24% of the outstanding shares of Common Stock. In addition, officers and directors of the Company, including Mr. Kanders, beneficially own an aggregate of approximately 5.6 million shares, or approximately 33% of the Common Stock. Consequently, Mr. Kanders, as Chairman of the Board of Directors of the Company and as the sole stockholder of Kanders, together with the Company's officers and directors, will have the ability to significantly influence the election of the Company's directors and on the outcome of corporate actions requiring stockholder approval, including a change in control.

DEPENDENCE ON KEY PERSONNEL

                  The Company is substantially dependent upon the personal efforts and abilities of Warren B. Kanders and Jonathan M. Spiller. Should either of these members of the Company's senior management be unable or unwilling to continue in their present roles, the Company's business could be materially adversely affected.

EFFECT OF CERTAIN STATUTORY PROVISIONS

                  The Company is subject to the anti-takeover provisions of
Section 203 of the Delaware General Corporation Law (the "DGCL"). In general,
Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

VOLATILITY OF MARKET PRICE FOR COMMON STOCK

                  The market price for the Common Stock may be highly volatile. The Company believes that a variety of factors, including announcements by the Company or its competitors, quarterly variations in financial results, trading volume, general market trends and other factors, could cause the market price of the Common Stock to fluctuate substantially. Due to the relatively small size of the Company, a large contract awarded to or lost by the Company may have the effect of distorting the Company's overall financial results. In addition, the stock market has experienced extreme price and volume fluctuations that are often unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of the Common Stock.

SUBSTANTIAL AMOUNT OF COMMON STOCK ELIGIBLE FOR FUTURE SALE

                  As of December 31, 1998 the Company had 16,498,168 shares of Common Stock outstanding. Of these shares, approximately 10.8 million shares are freely tradeable under the Securities Act by persons who are not "affiliates" of the Company (in general, an affiliate is any person who has a control relationship with the Company). Of the remaining outstanding shares of Common Stock, approximately 5.7 million shares are deemed to be "restricted securities" as that term is defined in Rule 144, all of which will become qualified for sale in the public market in compliance with Rule 144.

                  No prediction can be made as to the effect, if any, that market sales of shares of Common Stock that are restricted securities, or the availability of such shares for sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's future ability to raise capital through an offering of equity securities.

                  As part of the Company's acquisition strategy, the Company anticipates issuing additional shares of its Common Stock. To the extent that the Company is able to execute its acquisition strategy, the number of outstanding shares of Common Stock that will be eligible for sale in the future is likely to increase substantially. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could depress demand for the Common Stock and result in a lower price than would otherwise be obtained.

NO DIVIDENDS

                  The Company currently does not intend to pay any cash dividends on the Common Stock. The Company currently intends to retain any earnings for working capital, repayment of indebtedness, capital expenditures and general corporate purposes. The Credit Facility contains restrictions on the Company's ability to pay dividends or make other distributions.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.

                              SELLING STOCKHOLDERS

         The Shares of Common Stock covered by this Prospectus will be offered by an undetermined number of officers and directors of the Company who are deemed affiliates of the Company and who have or may acquire Shares under the Plans. The names of the Selling Stockholders currently known and the amount of Shares that they will offer for sale, are set forth below. The names of additional selling stockholders and the amount of Shares to be offered for sale by such additional Selling Stockholders, will be added by a Post-Effective Amendment to this Prospectus. There is no assurance that any of such Selling Stockholders will offer for sale or sell any or all of the Company's Common Stock offered by them pursuant to this Prospectus.

                                                                                       PERCENTAGE
                           NUMBER OF          NUMBER OF           NUMBER OF             OF COMMON           PERCENTAGE OF
                            SHARES           SHARES UPON            SHARES                STOCK                 COMMON
                          OWNED PRIOR        EXERCISE OF            TO BE              OWNED PRIOR           STOCK TO BE
                            TO THE           OPTIONS TO          OWNED AFTER             TO THE              OWNED AFTER
NAME OF SELLER            OFFERING(1)       BE OFFERED(9)      THE OFFERING(1)         OFFERING(9)           THE OFFERING
--------------            --------          -------------      ---------------         -----------           ------------
Jonathan M. Spiller       890,205(2)           274,000             666,205                5.3%                   2.1%
Burtt R. Ehrlich          289,100(3)            75,000             214,100                1.7%                   1.3%
Nicholas Sokolow          205,000(4)            75,000             130,000                1.3%                    *
Thomas W. Strauss         100,000(5)            75,000              50,000                  *                     *
Alair A. Townsend          55,516(6)            75,000               5,516                  *                     *
Robert R. Schiller           0(7)              150,000                0                     *                     *
J. Lawrence Battle           0(8)               75,000                0                     *                     *
---------------------

*        Less than 1%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2) Includes options to purchase 547,418 shares of Common Stock. Also includes 43,541 shares owned by Mr. Spiller's children, of which Mr. Spiller disclaims beneficial ownership. Does not include 91,823 shares of which Mr. Spiller may be deemed to have a beneficial ownership interest pursuant to an agreement with Kanders Florida Holdings, Inc. Also includes 24,000 shares of Common Stock issued upon the exercise of options granted pursuant to the Executive Plan.

(3) Includes options to purchase 75,000 shares of Common Stock under the Company's Amended and Restated 1996 Non-Employee Directors Stock Option Plan. Also includes 13,400 shares owned by Mr. Ehrlich's children and 25,600 held in trust for the benefit of his children, of which Mr. Ehrlich's spouse is trustee, of which he disclaims beneficial ownership. Also includes 400 shares owned by Mr. Ehrlich's spouse's individual retirement account, of which Mr. Ehrlich disclaims beneficial ownership.

(4) Includes options to purchase 75,000 shares of Common Stock under the Company's Amended and Restated 1996 Non-Employee Directors Stock Option Plan. Also includes 100,000 shares owned by S.T. Investors Fund, LLC, a limited liability company of which Mr. Sokolow is a member and 20,000 shares owned by Mr. Sokolow's children, of which he disclaims beneficial ownership. Also includes 10,000 shares owned by Mr. Sokolow's profit sharing plan.

(5) Includes options to purchase 50,000 shares of Common Stock under the Company's Amended and Restated 1996 Non-Employee Directors
         Stock Option Plan.

(6) Includes 5,516 shares of Common Stock and options to purchase 50,000 shares of Common Stock under the Company's Amended and Restated 1996 Non-Employee Directors Stock Option Plan.

(7) Mr. Schiller does not own any shares of Common Stock. Pursuant to the terms of his employment agreement, Mr. Schiller was granted options to purchase 150,000 shares of Common Stock on July 24, 1996 under the Company's Amended and Restated 1996 Stock Option Plan. The options vest over a period of three years from the date of the grant, and all options become exercisable on July 24, 1999.

(8) Mr. Battle does not own any shares of Common Stock. Pursuant to the terms of his employment agreement, Mr. Battle was granted options to purchase 75,000 shares of Common Stock under the Company's Amended and Restated 1996 Stock Option Plan as of September 2, 1997. The options vest over a period of three years from July 21, 1997, and all options become exercisable on July 21, 2000.

(9) Includes all options to purchase shares of Common Stock under the Plans, being registered hereunder whether or not vested or exercisable within 60 days and all shares issued upon exercise of options granted under the Plans.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders (or their pledgees, donees, transferees, or other successors in interest) from time to time may sell all or a portion of the Shares "at the market" to or through a marketmaker or into an existing trading market, in private sales, including direct sales to purchasers, or otherwise at prevailing market prices or at negotiated or fixed prices. By way of example, and not by way of limitation, the Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the seller may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the seller in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer which purchases Shares as principal or any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with certain state securities law, if applicable, the Common Stock will not be sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Each Selling Stockholder will deliver a Prospectus in connection with the sale of the Shares.

                                    EXPENSES

         All expenses of this Offering, including the expenses of the registration of the Shares of Common Stock offered hereby, will be borne by the Company. It is estimated that the total amount of such expenses will not exceed $30,000.


                                USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Shares of Common Stock by the Selling Stockholders, but will receive funds from the sale of stock to the Selling Stockholders, which funds will be used by the Company for working capital.


                                    LEGALITY

         Certain legal matters in connection with the securities offered hereunder will be passed upon for the Company by Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019. Robert L. Lawrence, a member of Kane Kessler, P.C., owns 5,000 shares of Common Stock.


                                    EXPERTS

         The Consolidated Financial Statements of the Company incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 27, 1997 have been audited by Deloitte & Touche LLP, independent accountants, as stated in their reports appearing thereon and have been so incorporated in reliance upon such reports given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of DSL Group Limited as of December 31, 1996 and for the period from June 3, 1996 to December 31, 1996 and the report of KPMG thereon have been included in the Annual Report on Form 10-K of Armor Holdings, Inc. for the year ended December 27, 1997, which is incorporated by reference herein, in reliance upon the report of KPMG, independent accountants, and upon the authority of said firm as experts in accounting and auditing.

         This Prospectus contains information concerning the Company, but does not contain all of the information set forth in the Registration Statement and the Exhibits relating thereto, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.


                               -----------------

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
AVAILABLE INFORMATION...........................................................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................................................  3

THE COMPANY.....................................................................................................  4

RISK FACTORS....................................................................................................  6

SELLING STOCKHOLDERS...........................................................................................  12

PLAN OF DISTRIBUTION............................................................................................ 13

EXPENSES........................................................................................................ 14

USE OF PROCEEDS................................................................................................. 14

LEGALITY........................................................................................................ 14

EXPERTS......................................................................................................... 14

                            -----------------------

         No dealer, salesman or other person has been authorized to given any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there have been no changes in the affairs of the Company since the date hereof.

                                    PART II

Item 3.           Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated as of their respective dates in this Registration Statement by reference:

         1. The Company's description of the Common Stock contained in the Company's Registration Statement on Form 8-A, (Reg. No. 1-11667) pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         2. The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1997.

         3. The Company's Quarterly Reports on Form 10-Q for each of the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

         4. Definitive Proxy Statement dated May 4, 1998, relating to the annual meeting of stockholders held on June 10, 1998.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the DGCL makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         As permitted by the DGCL, the Company's Charter provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf to the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

         The Company's Charter provides that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         The Charter also provides that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         The Charter also provides that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under the provisions of Section 145 of the DGCL.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

Number            Description
------            -----------

4.1 Armor Holdings, Inc. Amended and Restated 1996 Stock Option Plan of the Company (incorporated by reference to Exhibit
                  10.27 of the Company's Annual Report on Form 10-K for the year ended December 27, 1997.)

4.2 Armor Holdings, Inc. Amended and Restated 1996 Non-Employee Directors Stock Option Plan (incorporated by reference to
                  Exhibit 10.28 of the Company's 1997 Definitive Proxy Statement with respect to the Company's Annual Meeting of Stockholders, held on June 12, 1997, as filed with the Commission on May 27, 1997.)

4.3 Stock Option Agreement, dated as of January 19, 1996, between the Company and Jonathan M. Spiller, as amended as of November 8, 1996.

5.1               Opinion of Kane Kessler, P.C.

23.1              Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

23.2              Consent of Deloitte & Touche LLP

23.3              Consent of KPMG

24.1              Power of Attorney (contained on the signature page hereto)

Item 9.           Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)           To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act
                                    of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of January, 1999.

                             ARMOR HOLDINGS, INC.



                             By: /s/ Jonathan M. Spiller
                                 ------------------------------------
                                   Name:  Jonathan M. Spiller
                                   Title: President and Chief Executive Officer




         We, the undersigned officers and directors of Armor Holdings, Inc., and each of us, do hereby constitute and appoint Warren B. Kanders and Jonathan
M. Spiller, or any of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors or officers and to execute any and all instruments for us and in our names in the capacities listed below, which attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                                       Date
---------                                    -----                                       ----
/s/ Warren B. Kanders
-----------------------------------          Chairman of the Board of                    January 14, 1999
Warren B. Kanders                            Directors


/s/ Jonathan M. Spiller
-----------------------------------          President, Chief Executive                  January 20, 1999
Jonathan M. Spiller                          Officer and Director (Principal
                                             Executive Officer)

/s/ Carol T. Burke
-----------------------------------          Vice President--Finance                     January 20, 1999
Carol T. Burke                               (Principal Accounting Officer)


/s/ Burtt R. Ehrlich
-----------------------------------          Director                                    January 11, 1999
Burtt R. Ehrlich


/s/ Nicholas Sokolow
-----------------------------------          Director                                    January 11, 1999
Nicholas Sokolow


/s/ Thomas W. Strauss
-----------------------------------          Director                                    January 19, 1999
Thomas W. Strauss


/s/ Richard C. Bartlett
-----------------------------------          Director                                    January 14, 1999
Richard C. Bartlett


/s/ Alair A. Townsend
-----------------------------------          Director                                    January 11, 1999
Alair A. Townsend

                                      II-7

                                 EXHIBIT INDEX

                                  DESCRIPTION


THE FOLLOWING DOCUMENTS ARE INCORPORATED BY REFERENCE:

4.1 Armor Holdings, Inc. Amended and Restated 1996 Stock Option Plan (incorporated by reference to Exhibit 10.27 of the Company's Annual Report on Form 10-K for the year ended
         December 27, 1997.)

4.2 Armor Holdings, Inc. Amended and Restated 1996 Non-Employee Directors Stock Option Plan (incorporated by reference from the Company's 1997 Definitive Proxy Statement with respect to the Company's 1997 Annual Meeting of Stockholders, held June 12, 1997, as filed with the Commission on May 27, 1997).


THE FOLLOWING DOCUMENTS ARE FILED HEREWITH:

PAGE
----
4.3 Stock Option Agreement, dated as of January 19, 1996, between the Company and Jonathan M. Spiller, as amended as of November 8, 1996.

5.1 Opinion of Kane Kessler, P.C. regarding the legality of the Common Stock being registered

23.1     Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP

23.3     Consent of KPMG

24.1     Power of Attorney (included in the signature page hereto)